Forrester Names COO
Forrester Veteran Charles Rutstein To Assume Operational Post January 1, 2007
Cambridge, Mass., September 27, 2006 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced that Charles Rutstein has been named the company’s chief operating officer, reporting to Chairman and CEO George F. Colony. During his seven years at the firm, Rutstein has held several management positions and currently serves as president of Forrester Americas, the firm’s largest operating group.
“Establishing the COO role at this time is the right decision for Forrester, and Charles is absolutely the right leader for the position,” says Colony. “As our company continues to grow and innovate, Charles will lead the execution of Forrester’s strategy to ensure the highest value to our clients, employees, and investors.”
Effective January 1, 2007, Rutstein will oversee the day-to-day operations of Forrester worldwide. “Forrester continues to execute well in the marketplace due to our never-ending commitment to client satisfaction,” says Rutstein. “Our goal is simple: to help clients make smarter decisions and be more successful in their jobs.”
Rutstein’s focus will complement Colony’s leadership as CEO and chairman. While Rutstein focuses on operational excellence, Colony will continue to drive the company forward strategically and increase his time and effort in building the Forrester brand.
As Rutstein assumes the COO role, he brings deep insight of both the technology industry and Forrester’s business. He has held major positions in all of Forrester’s primary businesses, as an analyst and research director, as a leader of Forrester Consulting and Forrester Leadership Boards, and as head of the largest regional business, the Americas.
Prior to joining Forrester, Rutstein was a principal consultant at Price Waterhouse Management Consulting Services. During his tenure, he wrote the bestseller, Windows NT Security, and analyzed and implemented next-generation technology for many of the firm’s largest clients.
Rutstein holds a B.A. in economics from Hobart College and an M.B.A. in strategic and entrepreneurial management from The Wharton School of the University of Pennsylvania.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the third quarter of and full-year 2006, statements about the potential success of product offerings, and the ability of Forrester to achieve success in the current economy. These statements are based on Forrester’s current plans and expectations
— More —

and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
About Forrester Research
Forrester Research (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 23 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
© 2006, Forrester Research, Inc. All rights reserved. Forrester and WholeView are trademarks of Forrester Research, Inc.
— ### —
Contact:
Karyl Levinson
Vice President, Corporate Communications
Forrester Research, Inc.
+ 1 617/613-6262
press@forrester.com